Exhibit 99.1

Press Release
CONTACT:     Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA NAMES PATRICIA HENAHAN AS CHIEF FINANCIAL OFFICER

Boulder, Colo., (September 8, 2015) - Array BioPharma (NASDAQ: ARRY) announced today that it has appointed Patricia Henahan to the position of Chief Financial Officer. Ms. Henahan has extensive financial experience in the biopharmaceutical industry including leadership roles at Hospira, AstraZeneca, Eli Lilly and MedImmune. She has strong expertise in strategic planning, financial analysis, commercialization, R&D, operations and alliance management. Prior to joining Array, Ms. Henahan was Vice President of Finance for Hospira’s $3 billion U.S. pharmaceutical-focused business. During her tenure, Hospira delivered double-digit profit growth and achieved its highest ever U.S. market share and revenue level. She joins Array in advance of several significant milestones, including top-line results from the NEMO and COLUMBUS Phase 3 pivotal trials and projected regulatory filings of wholly-owned binimetinib, a MEK inhibitor, and encorafenib, a BRAF inhibitor.

“I am delighted that Pat has decided to join the Array team,” said Ron Squarer, Chief Executive Officer.  “I am confident her financial expertise and strategic insight will contribute to Array’s immediate and future successes as we plan for commercialization of two wholly-owned drugs.”

Prior to her role at Hospira, Ms. Henahan was Chief Financial Officer of iPR Pharmaceuticals, Inc., AstraZeneca Group, from 2009 to 2013, where she was responsible for revenue of $5 billion. From 2002 to 2009, Ms. Henahan provided financial leadership to the R&D organizations of AstraZeneca, MedImmune and Eli Lilly. In these roles, she worked closely with R&D executives to manage R&D operations, collaboration agreements, and budgets in excess of $600 million. Ms. Henahan holds an MBA from The Wharton School at the University of Pennsylvania and a bachelor's degree in science from the University of Notre Dame.

About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Six registration studies are currently advancing related to three cancer drugs. These programs include binimetinib (MEK162 / wholly-owned), encorafenib (LGX818 / wholly-owned) and selumetinib (AstraZeneca). For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about expectations concerning milestones relating to binmetinib and encorafenib and that events will occur that will result in greater value for Array. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially viable drugs; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; and our ability to attract and retain experienced scientists and management. We are providing this information as of September 8, 2015. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.
###